Exhibit 1.1

Easterly Government Properties, Inc.

6,300,000 Shares
Common Stock
($0.01 par value)

Underwriting Agreement

New York, New York
August 11, 2021

RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

3 World Financial Center

New York, NY 10281

BMO Capital Markets Corp.

3 Times Square, 25th Floor

New York, New York 10036

Easterly Government Properties, Inc., a corporation organized under the laws of the State of Maryland (the “Issuer”), Easterly Government Properties LP, a Delaware limited partnership (the “Operating Partnership”), and, in their capacity as forward sellers, RBC Capital Markets, LLC, in its capacity as agent for one of its affiliates (“RBC”), and BMO Capital Markets Corp., in its capacity as agent for one of its affiliates (“BMO” and, together with RBC, in such capacities, the “Forward Sellers”), at the request of the Issuer in connection with the Forward Sales Agreements (as defined below), confirm their respective agreements with the several underwriters named in Schedule II-A hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives on the terms set forth herein, with respect to (i) subject to Section 20 hereof, the sale by the Forward Sellers and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 6,300,000 shares of common stock of the Issuer, $0.01 par value (such common stock, the “Common Stock”, and such shares of Common Stock, the “Borrowed Initial Securities”) and (ii) subject to Section 20 hereof, the grant by the Forward Sellers to the Underwriters, acting severally and not jointly, of an option to purchase up to an additional 945,000 shares of Common Stock (the “Borrowed Option Securities”).

The Borrowed Initial Securities and any Issuer Top-Up Initial Securities (as defined in Section 20 hereof) are herein referred to collectively as the “Initial Securities.” The Borrowed Option Securities and any Issuer Top-Up Option Securities (as defined in Section 20 hereof) are herein referred to collectively as the “Option Securities.” The Issuer Top-Up Initial Securities and the Issuer Top-Up Option Securities are herein referred to collectively as the “Issuer Securities.” The Borrowed Initial Securities and the Borrowed Option Securities are herein referred to collectively as the “Borrowed Securities.” The Initial Securities and the Option Securities are herein referred to collectively as the “Securities.” As used herein, (i) “Initial Forward Sales

Agreements” means the letter agreement, dated the date hereof, between the Issuer and RBC, and the letter agreement, dated the date hereof, between the Issuer and BMO, relating to the forward sale by the Issuer of an aggregate number of shares of Common Stock equal to the number of Borrowed Initial Securities sold by the Forward Sellers to the Underwriters pursuant to this Underwriting Agreement, subject to the Issuer’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Initial Forward Sales Agreements), (ii) “Option Forward Sales Agreements” means the letter agreement between the Issuer and RBC, and the letter agreement between the Issuer and BMO, relating to the forward sale by the Issuer of an aggregate number of shares of Common Stock equal to the number of Borrowed Option Securities sold by the Forward Sellers to the Underwriters pursuant to this Underwriting Agreement, subject to the Issuer’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Option Forward Sales Agreements) and (iii) “Forward Sales Agreements” means, collectively, the Initial Forward Sales Agreements and the Option Forward Sales Agreements. The term “Forward Counterparties” as used herein shall mean Royal Bank of Canada, together with Bank of Montreal, and shall mean either the singular or plural as the context requires.

The Issuer understands that the Underwriters propose to make a public offering of the Securities on the terms set forth herein as soon as the Underwriters deem advisable after this Underwriting Agreement (as defined below) has been executed and delivered. To the extent there are no additional Underwriters listed on Schedule II-A other than you, the term “Representatives” as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this Underwriting Agreement shall include the feminine and masculine wherever appropriate.  Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities and Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder (the “Exchange Act”) on or before each date and time when the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective (the “Effective Date”) or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

The Issuer has filed with the SEC an automatic shelf registration statement (File No. 333-253480), as defined in Rule 405. Such registration statement, at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus for registration under the Securities Act of the offering and sale of the Securities is hereinafter referred to as the “Base Prospectus.”

1.Representations and Warranties.  The Issuer and the Operating Partnership, jointly and severally, represent and warrant to and agree with each Underwriter, each Forward Seller and each Forward Counterparty as set forth below:

(a)

The Issuer meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the SEC the Registration Statement on Form S-3, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the SEC pursuant to Rule 424(b) under the Securities Act and deemed part of such registration statement pursuant to Rule 430B under the Securities Act, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as defined herein), shall also mean such registration statement as so amended, including the Base Prospectus. The Registration Statement, including any amendments thereto filed prior to the date and time that this Underwriting Agreement is executed and delivered by the parties hereto (the “Execution Time”), became effective upon filing. The Issuer may have filed with the SEC, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements to the Base Prospectus relating to the Securities which is used prior to the filing of the Final Prospectus, together with the Base Prospectus (the “Preliminary Prospectus”), each of which has previously been furnished to you.  The Issuer will file with the SEC a final prospectus supplement relating to the Securities in accordance with Rule 424(b) after the Execution Time, together with the Base Prospectus (the “Final Prospectus”). As filed, such Final Prospectus shall contain, in all material respects, all information required by the Securities Act, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Issuer has advised you, prior to the Execution Time, will be included or made therein.  The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time;

(b)

On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) under the Securities Act and on the Closing Date and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act; on each Effective Date, at the Execution Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuer and the Operating Partnership make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of any Forward Seller, any Forward Counterparty or any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Forward Seller, any Forward Counterparty or any Underwriter consists of the information described as such in Section 9(b) hereof;

(c)

(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Issuer or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Issuer was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act.  The Issuer agrees to pay the fees required by the SEC relating to the Securities within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act;

(d)

The “Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the issuer free writing prospectuses, as defined in Rule 433 of the Securities Act (the “Issuer Free Writing Prospectuses”), if any, identified in Schedule III hereto, and (iv) any other free writing prospectus, as defined in Rule 405 under the Securities Act (“Free Writing Prospectus”), that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. The (i) Disclosure Package and (ii) each electronic road show distributed by or on behalf of the Issuer, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Issuer by or on behalf of any Forward Seller, any Forward Counterparty or any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf any Forward Seller, any Forward Counterparty or of any Underwriter consists of the information described as such in Section 9(b) hereof;

(e)

(i) At the earliest time after the filing of the Registration Statement that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Issuer was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the SEC pursuant to Rule 405 that it is not necessary that the Issuer be considered an Ineligible Issuer;

(f)

Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, Preliminary Prospectus or the Final Prospectus that has not been superseded or modified, and each such Issuer Free Writing Prospectus, each as supplemented by and taken together with the Disclosure Package, as of the Execution Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Issuer by or on behalf of any Forward Seller, any Forward Counterparty or any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Forward Seller, any Forward Counterparty or any Underwriter consists of the information described as such in Section 9(b) hereof;

(g)

The interactive data in the eXtensible Business Reporting Language (“XBRL”) included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared, in all material respects, in accordance with the SEC’s rules and guidelines applicable thereto;

(h)

The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Issuer is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Securities.

(i)

(i) The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, (ii) the Operating Partnership has been duly formed and is validly existing and in good standing under the laws of the State of Delaware, (iii) each of the other subsidiaries of the Issuer listed on Annex A hereto (the “Significant Subsidiaries”) has been duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized, (iv) each of the Issuer, the Operating Partnership and the Significant Subsidiaries has full power and authority (corporate or other) to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and (v) each of the Issuer, the Operating Partnership and the Significant Subsidiaries is duly qualified to do business as a foreign corporation or organization and is in good standing under the laws of each jurisdiction which requires such qualification, except in the cases of clauses (iii), (iv) and (v), where the failure to be so incorporated or organized or so validly existing and in good standing, to have such power or authority or to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or business prospects of the Issuer and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”);

(j)

All outstanding partnership interests of the Operating Partnership owned by the Issuer are free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances;

(k)

All outstanding shares of capital stock, partnership interests or membership units of the Operating Partnership’s subsidiaries are owned by the Operating Partnership either directly or through wholly owned subsidiaries and, except as otherwise set forth in the Registration Statement, the Disclosure Package and the Final Prospectus, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances;

(l)

The Securities and all outstanding shares of capital stock of the Issuer have been duly authorized; the authorized equity capitalization of the Issuer is as set forth in the Registration Statement, the Disclosure Package and the Final Prospectus; all outstanding shares of capital stock of the Issuer are, and, when the Securities have been delivered and paid for in accordance with this Underwriting Agreement on the Closing Date and any settlement date, such Securities will have been, validly issued, fully paid and non-assessable and will conform, in all material respects, to the information in the Registration Statement, the Disclosure Package and the Final Prospectus and to the description of such Securities contained therein; the stockholders of the Issuer have no preemptive rights with respect to the Securities; none of the outstanding shares of capital stock of the Issuer have been issued in violation of any preemptive or similar rights of any security holder; and the form of certificate used to represent the Common Stock, if any, complies in all material respects with all applicable statutory requirements and with any applicable requirements of the articles of amendment and restatement of the Issuer, as amended and/or restated, the bylaws of the Issuer, as amended and/or restated, and with any requirements of the New York Stock Exchange (the “NYSE”). Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, there are no outstanding (A) securities or obligations of the Issuer convertible into or exchangeable for any capital stock of the Issuer, (B) warrants, rights or options to subscribe for or purchase from the Issuer any such capital stock or any such convertible or exchangeable securities or obligations or (C) obligations of the Issuer to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options;

(m)	The shares of Common Stock issuable upon settlement of the Forward Sales Agreements, including as a result of an Early Valuation (as defined in the Forward

Sales Agreements), have been duly authorized and reserved for issuance upon settlement of the Forward Sales Agreements, and when issued and delivered by the Issuer to the Forward Counterparties pursuant thereto, against payment of any consideration required to be paid by the Forward Counterparties pursuant to the terms of the Forward Sales Agreements, such shares of Common Stock will be validly issued, fully paid and non-assessable and will conform, in all material respects, to the information in the Registration Statement, the Disclosure Package and the Final Prospectus and to the description of such Securities contained therein;

(n)

There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Final Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Final Prospectus); and the statements in the Preliminary Prospectus and the Final Prospectus under the headings “Description of Common Stock of Easterly Government Properties, Inc.,” “Material Provisions of Maryland Law and Our Charter and Bylaws,” and “Certain United States Federal Income Tax Considerations,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings, in all material respects;

(o)	This Underwriting Agreement has been duly authorized, executed and delivered by each of the Issuer and the Operating Partnership;
(p)

The Forward Sales Agreements have been duly authorized, executed and delivered by the Issuer and, assuming due authorization, execution and delivery by the Forward Counterparties, constitute valid and binding agreements of the Issuer, enforceable against the Issuer in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity, and except to the extent that any indemnification provisions thereof may be limited by public policy considerations in respect thereof;

(q)

None of the Issuer or its subsidiaries is, nor, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will any of them be, required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended;

(r)

None of the Issuer or its subsidiaries is, nor, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will any of them be, required to register as an “investment adviser,” as defined in the Investment Advisers Act of 1940, as amended;

(s)

No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except (i) such as have been obtained or made under the Securities Act and the Exchange Act, (ii) such as may be required under the NYSE and the Financial Industry Regulatory Authority (“FINRA”), (iii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus, or (iv) such consents, approvals, authorizations, filings or orders that will be obtained or completed on or prior to the Closing Date or the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or delay, prohibit or prevent the consummation of the transactions contemplated herein;

(t)

None of the issue and sale of the Securities, the execution, delivery and performance of the Forward Sales Agreements by the Issuer or the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer or any of its subsidiaries, including the Operating Partnership, pursuant to, (i) the organizational documents of the Issuer or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Issuer or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Issuer or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer or any of its subsidiaries or any of its or their properties, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, violations, liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect and would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Underwriting Agreement, the Forward Sales Agreements or the consummation of the transactions contemplated hereby;

(u)

Except as described in the Registration Statement, the Disclosure Package and the Final Prospectus or as set forth in agreements granting holders of common units representing limited partnership interests in the Operating Partnership (“OP Units”) registration rights with respect to the shares of Common Stock that may be issued in exchange for such OP Units (which do not provide for rights or inclusion of any shares in connection with this offering), no holders of securities of the Issuer or the Operating Partnership have rights to the registration or other similar rights of such securities under the Registration Statement;

(v)

The consolidated financial statements and schedules of the Issuer and its consolidated subsidiaries incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement, together with the related notes, present fairly, in all material respects, the financial condition, results of operations and cash flows of the Issuer as of the dates and for the periods indicated, comply, in all material respects, as to form with the applicable accounting requirements of the Securities Act and have been prepared, in all material respects, in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data incorporated by reference in the Preliminary Prospectus, the Final Prospectus and Registration Statement fairly present, in all material respects, on the basis stated in the Preliminary Prospectus, the Final Prospectus and the Registration Statement, the information included or incorporated by reference therein;

(w)

Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Issuer or the Operating Partnership, threatened that (i) would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Underwriting Agreement, the Forward Sales Agreements or the consummation of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect;

(x)

(i) Each of the Issuer or its subsidiaries has good and marketable title (fee or leasehold) to all of the real properties described in the Disclosure Package and the Final Prospectus as owned by them and the improvements located thereon (individually, a “Property” and collectively, the “Properties”) and any other real property owned by them, in each case, free and clear of all mortgages, pledges, liens, claims, security interests, restrictions or encumbrances of any kind, except for such mortgages, pledges, liens, claims, security interests, restrictions or encumbrances as (x) are described in the Registration Statement, the Disclosure Package and the Final Prospectus or (y) are Permitted Encumbrances (as defined below); (ii) all liens, charges, encumbrances, claims or restrictions on or affecting any of the Properties or assets of the Issuer or any of its subsidiaries that are required to be disclosed in the Disclosure Package or the Final Prospectus are disclosed therein; (iii) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), other than non-compliance that would not render a material portion of such Property unusable for its current or intended purpose; (iv) the Issuer has not received written notice of any and, to the Issuer’s knowledge, there are no pending or threatened, condemnation proceedings, zoning change or other proceeding or action that will in any material manner affect the size of, use of, improvements on, construction on or access to the Properties; (v) the mortgages and deeds of trust that encumber the Properties are not convertible into equity securities of the entity owning such Property and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than other Properties; and (vi) neither the Issuer nor any of its subsidiaries nor, to the knowledge of the Issuer, any tenant of any of the Properties, is in default under (x) any tenant lease (as lessor or lessee, as the case may be) relating to any of the Properties or (y) any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against the Properties, whether with or without the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements, where such default (in any of the above) would reasonably be expected to have a Material Adverse Effect. “Permitted Encumbrances” shall mean each of the following: (i) mechanics’, carriers’, workers’, repairers’, materialmen’s, warehousemen’s and other similar liens and encumbrances for construction in progress or which have otherwise arisen in the ordinary course of business; (ii) liens for taxes not yet delinquent or being contested in good faith and for which there are adequate reserves on the financial statements of the owner of the applicable Property; (iii) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected Property or interfere with the ordinary course business of the Issuer or any of its subsidiaries; and (iv) liens arising under conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business;

(y)

Neither the Issuer nor any subsidiary is in violation of or default under (i) any provision of its organizational documents, except in the case of subsidiaries of the Issuer that are not significant subsidiaries of the Issuer as defined by Rule 1-02(w) of Regulation S-X for such violations or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer or such subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii) only, for such violations or defaults that would not reasonably be expected to result in a Material Adverse Effect and would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Underwriting Agreement, the Forward Sales Agreements or the consummation of the transactions contemplated hereby;

(z)

PricewaterhouseCoopers LLP, who have certified certain financial statements of the Issuer and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Registration Statement, the Disclosure Package and the Final Prospectus, are independent public accountants with respect to the Issuer within the meaning of the Securities Act;

(aa)

There are no unpaid transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Underwriting Agreement or the issuance by the Issuer or sale by the Issuer of the Securities;

(bb)

Each of the Issuer and its subsidiaries has timely filed all U.S. federal income and other material federal, state, local and non-U.S. tax returns required to be filed by applicable law or has requested extensions thereof, and all such tax returns were in all material respects true, correct and complete. No audit, administrative proceedings or court proceedings are presently pending with regard to any material potential federal, state, local or non-U.S. tax of any nature, and the Issuer has no knowledge of any tax deficiencies which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Issuer and its subsidiaries has paid (within the time and in the manner prescribed by law) all taxes of any nature which are due (whether or not shown on any tax returns), in each case except for those not yet delinquent and those being contested in good faith by appropriate proceedings diligently conducted for which the Issuer and/or each of the subsidiaries has established on its books and records adequate reserves in accordance with GAAP, or those that would not have a Material Adverse Effect;

(cc)

Commencing with its taxable year ending December 31, 2015, the Issuer has been organized in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Issuer’s method of operation as set forth in the Registration Statement, the Disclosure Package and the Final Prospectus enables it to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding the Issuer’s qualification and taxation as a REIT and descriptions of the Issuer’s organization and proposed method of operation (to the extent they relate to the availability of the Issuer’s qualification and taxation as a REIT) set forth in the Registration Statement, the Disclosure Package and the Final Prospectus are true, complete and correct in all material respects;

(dd)

The Operating Partnership has been properly classified as a partnership or disregarded entity, and not as a corporation or as a publicly traded partnership taxable as a corporation, for federal income tax purposes throughout the period from its formation through the date hereof; and each of the subsidiaries of the Operating Partnership that is a partnership or a limited liability company (other than an entity for which a taxable REIT subsidiary election has been made) has been properly classified either as a disregarded entity or as a partnership, and not as a corporation or as a publicly traded partnership taxable as a corporation, for federal income tax purposes;

(ee)

No labor dispute with the employees of the Issuer or any of its subsidiaries exists or, to the knowledge of the Issuer, is threatened or imminent, and the Issuer is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or tenants except, in each case, as would not reasonably be expected to have a Material Adverse Effect;

(ff)

The Issuer and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) used in the operation of the business as now operated, except where the failure to so own or possess such rights would not reasonably be expected to have a Material Adverse Effect. The Issuer and its subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with the asserted rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how;

(gg)

Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, neither the Issuer nor the Operating Partnership (i) has any material lending or other relationship with any Underwriter or, to its knowledge, any bank or lending affiliate of any Underwriter, and (ii) intends to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any Underwriter or, to its knowledge, any affiliate of any Underwriter;

(hh)

The Issuer and its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance, and fidelity or surety bonds, if any, insuring the Issuer or any of its subsidiaries or their respective businesses, Properties, employees, officers and directors are, to the knowledge of the Issuer, in full force and effect; the Issuer and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Issuer or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Issuer nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Issuer nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect;

(ii)

The Issuer and its subsidiaries own or have a valid right to access and use all material computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Issuer and its subsidiaries (the “Issuer IT Systems”). The Issuer IT Systems (i) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Issuer and its subsidiaries as currently conducted, and (ii) are, to the Issuer’s knowledge, free of any viruses, “back doors,” “Trojan horses,” “time bombs,” “worms,” “drop dead devices” or other software or hardware components that are designed to interrupt use of, permit unauthorized access to, or disable, damage or erase, any software material to the business of the Issuer or any of its subsidiaries, except in the case of (i) and (ii) as has been disclosed in the Registration Statement, the Disclosure Package and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Issuer and its subsidiaries have implemented commercially reasonable backup, security and disaster recovery technology consistent in all material respects with applicable regulatory standards and customary industry practices. To the knowledge of the Issuer, no third party has breached or compromised the integrity or security of the Issuer IT Systems in a manner which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Issuer makes no representation in this Section 2(ii) regarding the computer systems, networks, hardware, software, databases, websites, and equipment used by the Issuer’s third party operators and managers;

(jj)

No subsidiary of the Issuer is currently prohibited, directly or indirectly, from paying any dividends to the Issuer, from making any other distribution on such subsidiary’s capital stock, from repaying to the Issuer any loans or advances to such subsidiary from the Issuer or from transferring any of such subsidiary’s property or assets to the Issuer or any other subsidiary of the Issuer, except, in each case, as described in or contemplated by the Disclosure Package and the Final Prospectus;

(kk)

The Issuer and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable federal, state, local or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to possess such license, certificate, permit or other authorization would not reasonably be expected to have a material adverse effect on the applicable Property, and neither the Issuer nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, if the subject of an unfavorable decision, ruling or finding, would be expected to have a material adverse effect on the applicable Property;

(ll)

The Issuer and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Issuer and its subsidiaries’ internal controls over financial reporting are effective and the Issuer and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting;

(mm)

The Issuer and its subsidiaries have taken all necessary actions to ensure that, within the time period required, the Issuer and its subsidiaries will maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); and such disclosure controls and procedures are effective;

(nn)

None of the Issuer or any of its subsidiaries has taken, directly or indirectly, any action designed to or that would constitute or that could reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities;
(oo)

The Issuer and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), other than non-compliance that would not reasonably be expected to have a Material Adverse Effect, (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to own the Properties and to conduct their respective businesses, other than non-compliance that would not reasonably be expected to have a Material Adverse Effect, and (iii) have not received notice of any actual or potential liability under any Environmental Law from any federal, state or local governmental authority.  Neither the Issuer nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended. Costs and liabilities currently expected to be undertaken by the Issuer in response to Environmental Laws would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(pp)

None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Issuer or any of its subsidiaries; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Issuer or any of its subsidiaries.  None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Issuer and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Issuer and its subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Issuer and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Issuer and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA with respect to the Plan; or (iv) the filing of a claim by one or more employees or former employees of the Issuer or any of its subsidiaries related to their employment.  For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title

IV of ERISA with respect to which the Issuer or any of its subsidiaries may have any liability;
(qq)

As of the date hereof, the Issuer and its subsidiaries are in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and rules and regulations promulgated thereunder that are applicable to them or are implementing the provisions thereof that are in effect and with which the Issuer and its subsidiaries are required to comply;

(rr)

None of the Issuer or any of its subsidiaries or, to the knowledge of the Issuer, any director, officer, agent acting on behalf of the Issuer or any of its subsidiaries, employee or affiliate of the Issuer or any of its subsidiaries is aware of or has taken any action in connection with the Issuer’s business, directly or indirectly, that could result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or the U.K. Bribery Act 2010 or similar law of any other relevant jurisdiction; and none of the Issuer or any of its subsidiaries or, to the knowledge of the Issuer, any director, officer, agent acting on behalf of the Issuer or any of its subsidiaries, employee or affiliate of the Issuer or any of its subsidiaries is aware of or has taken any action in connection with the Issuer’s business, directly or indirectly, that could result in a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or the U.K. Bribery Act 2010 or similar law of any other relevant jurisdiction; and prohibition of noncompliance therewith is covered by the codes of conduct or other procedures instituted and maintained by the Issuer and its subsidiaries;

(ss)

The operations of the Issuer and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Issuer and the Operating Partnership, threatened;

(tt)

None of the Issuer or any of its subsidiaries or, to the knowledge of the Issuer, any director, officer, agent acting on behalf of the Issuer or any of its subsidiaries, employee or affiliate of the Issuer or any of its subsidiaries (i) is currently subject to any sanctions administered or imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanctioned Persons”) or (ii) will, directly or indirectly, use the proceeds of this offering or of the settlement of the Forward Sales Agreements, as the case may be, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of any economic Sanctions by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise);

(uu)

None of the Issuer or any of its subsidiaries or, to the knowledge of the Issuer, any director, officer, agent acting on behalf of the Issuer or any of its subsidiaries, employee or affiliate of the Issuer or any of its subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, the Crimea region, Cuba, Iran, North Korea and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”);

(vv)

None of the Issuer or any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three years, nor does the Issuer or any of its subsidiaries have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries;

(ww)

Exhibit 21.1 to the Issuer’s most recently filed annual report on Form 10-K includes the significant subsidiaries of the Issuer as defined by Rule 1-02(w) of Regulation S-X as of the date of the Issuer’s most recently filed annual report on Form 10-K;

(xx)

Neither the Issuer nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the States of Maryland, Delaware or New York or under the laws of their jurisdictions of formation or incorporation;

(yy)

As of the date hereof, neither the Issuer nor the Operating Partnership has outstanding any debt securities rated by a “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act); and

(zz)

Any certificate signed by any officer of the Issuer or the Operating Partnership and delivered to the Representatives, counsel for the Forward Sellers and the Forward Counterparties or counsel for the Underwriters in connection with the offering and sale of the Securities shall be deemed a representation and warranty by the Issuer or the Operating Partnership, respectively, as to matters covered thereby, to each Forward Seller, each Forward Counterparty and each Underwriter.

2.Each of the Forward Sellers and each of the Forward Counterparties, severally and not jointly, hereby represents, warrants and agrees with, the Issuer, the Operating Partnership and each Underwriter that, as of the date hereof and as of the Closing Date or any settlement date for the Borrowed Option Securities, as applicable:

(a)

this Underwriting Agreement has been duly authorized, executed and delivered by each of the Forward Sellers and each of the Forward Counterparties and, at the Closing Date or any settlement date for the Borrowed Option Securities, as applicable, each of Forward Sellers and each of the Forward Counterparties will have full right, power and authority to sell, transfer and deliver the number of Borrowed Initial Securities or Borrowed Option Securities, as applicable, to the extent that it is required to sell, transfer and deliver such Borrowed Initial Securities or Borrowed Option Securities hereunder;

(b)

each Forward Sales Agreement has been duly authorized, executed and delivered by the applicable Forward Counterparty and constitutes a valid and legally binding agreement of the Forward Counterparty, enforceable against the Forward Counterparty in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and

(c)

each of the Forward Sellers will at the Closing Date or any settlement date for the Borrowed Option Securities, as applicable, have the free and unqualified right to transfer the number of Borrowed Initial Securities or Borrowed Option Securities, as applicable, that it is required to deliver to the extent that it is required to transfer such Borrowed Initial Securities or Borrowed Option Securities hereunder, free and clear of any security interest, mortgage, pledge, charge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party; and upon delivery of such Borrowed Initial Securities or Borrowed Option Securities and payment of the purchase price therefor, as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters will have the free and unqualified right to transfer any such Borrowed Initial Securities or Borrowed Option Securities purchased by it from a Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, encumbrance, restriction on voting or transfer or any other claim of any third party.

3.Purchase and Sale.

(a)

Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, each of the Forward Sellers (with respect to the number of Borrowed Initial Securities set forth on Schedule II-B hereto) and the Issuer (with respect to any Issuer Top-Up Initial Securities), severally and not jointly, agrees to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Forward Sellers (with respect to the Borrowed Initial Securities) and the Issuer (with respect to any Issuer Top-Up Initial Securities) that number of Initial Securities set forth opposite the name of such Underwriter in Schedule II-A hereto under the heading “Number of Initial Securities To Be Purchased” plus, in each case, any additional number of Initial Securities that such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares, in each case, at the purchase price set forth in Schedule I hereto.
(b)

Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, each of the Forward Sellers (with respect to the number of Borrowed Option Securities set forth on Schedule II-B hereto) and the Issuer (with respect to any Issuer Top-Up Option Securities) hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to the number of Option Securities set forth opposite the name of such Underwriter in Schedule II-A hereto under the heading “Number of Option Securities To Be Purchased” at the same purchase price per share as the Underwriters shall pay for the Initial Securities, less an amount per share equal to any dividends or distributions declared by the Issuer and payable on the Initial Securities but not payable on the Option Securities.  Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written notice by the Representatives to the Forward Sellers and the Issuer setting forth the aggregate number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date.  The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Initial Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

(c)

If (i) any of the conditions to effectiveness of either of the Initial Forward Sales Agreements set forth therein have not been satisfied at the Closing Date; (ii) the Issuer has not performed all of the obligations required to be performed by it under this Underwriting Agreement on or prior to the Closing Date; or (iii) any of the conditions set forth in Section 7 hereof have not been satisfied on or prior to the Closing Date; (clauses (i) through (iii), together, the “Conditions”), each Forward Counterparty, in its sole discretion, may elect not to borrow, and may cause the applicable Forward Seller not to deliver for sale to the Underwriters the Borrowed Initial Securities deliverable by the applicable Forward Seller hereunder.

(d)

If (i) any of the conditions to effectiveness of either of the Option Forward Sales Agreements set forth therein have not been satisfied at the settlement date for the Borrowed Option Securities; (ii) the Issuer has not performed all of the obligations required to be performed by it under this Underwriting Agreement on or prior to the settlement date for the Option Securities; or (iii) any of the conditions set forth in Section 7 hereof have not been satisfied on or prior to the settlement date for the Option Securities; (clauses (i) through (iii), together, the “Option Conditions”), each Forward Counterparty, in its sole discretion, may elect not to borrow, and may cause the applicable Forward Seller not to deliver for sale to the Underwriters the Borrowed Option Securities deliverable by the applicable Forward Seller hereunder.

4.Delivery and Payment.  Delivery of and payment for the Initial Securities and the Option Securities (if the option provided for in Section 3(b) hereof shall have been exercised on or before the second Business Day immediately preceding the Closing Date) shall be made at

10:00 AM, Eastern Daylight Time, on August 16, 2021, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Issuer and the Forward Sellers (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  For purposes herein, “Business Day” shall have the meaning of any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York, New York. Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Issuer (with respect to the Issuer Securities, including the Issuer Top-Up Option Securities, if exercised) or the Forward Sellers (with respect to the Borrowed Securities, including the Borrowed Option Securities, if exercised), as the case may be, to or upon the order of the Issuer (with respect to the Issuer Securities, including the Issuer Top-Up Option Securities, if exercised) or the Forward Sellers (with respect to the Borrowed Securities, including the Borrowed Option Securities, if exercised), as the case may be, by wire transfer payable in same-day funds to the accounts specified by the Issuer (with respect to the Issuer Securities, including the Issuer Top-Up Option Securities, if exercised) or the Forward Sellers (with respect to the Borrowed Securities, including the Borrowed Option Securities, if exercised), as the case may be.  Delivery of the Initial Securities and the Option Securities (if exercised) shall be made through the facilities of The Depository Trust Company.

If the option provided for in Section 3(b) hereof is exercised after the second Business Day immediately preceding the Closing Date, (i) the Forward Sellers will deliver the Borrowed Option Securities to the Representatives, c/o RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, 3 World Financial Center, New York, NY 10281, and c/o BMO Capital Markets Corp., 3 Times Square, 25th Floor, New York, NY 10036, on the date specified by the Representatives (which shall be within two Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Forward Sellers by wire transfer payable in same-day funds to the accounts specified by the Forward Sellers or (ii) if applicable, the Issuer will deliver the Issuer Top-Up Option Securities (at the expense of the Issuer) to the Representatives, c/o RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, 3 World Financial Center, New York, NY 10281, and c/o BMO Capital Markets Corp., 3 Times Square, 25th Floor, New York, NY 10036, on the date specified by the Representatives (which shall be within two Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Issuer by wire transfer payable in same-day funds to the accounts specified by the Issuer.  If settlement for the Option Securities occurs after the Closing Date, the Forward Sellers or Issuer, as applicable, will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 7 hereof.

5.Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

6.Agreements of the Issuer.  The Issuer agrees with the Forward Sellers, Forward Counterparties and several Underwriters that:

(a)

Prior to the termination of the offering of the Securities, the Issuer will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus (excluding any documents incorporated by reference therein) unless the Issuer has furnished you a copy of such amendment or supplement for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.  The Issuer will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Forward Sellers and the Representatives with the SEC pursuant to the applicable paragraph of Rule 424(b) under the Securities Act within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Issuer will promptly advise the Forward Sellers and the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the SEC pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective (other than any documents incorporated by reference therein), (iii) of any request by the SEC or its staff for any amendment of the Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Issuer will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable;

(b)

If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b) under the Securities Act, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Issuer will (i) notify promptly the Forward Sellers and the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request;

(c)

If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Securities Act or the Exchange Act, including in connection with use or delivery of the Final Prospectus, the Issuer promptly will (i) notify the Forward Sellers and the Representatives of any such event, (ii) prepare and file with the SEC, subject to the second sentence of paragraph (a) of this Section 6, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance (iii) use its reasonable best efforts to have any amendment to the Registration Statement, or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request;

(d)

As soon as practicable, the Issuer will make generally available to its security holders, the Forward Sellers and to the Representatives an earnings statement or statements of the Issuer and its subsidiaries which will satisfy the provisions of Section 9(a) and Rule 158 under the Securities Act;

(e)

The Issuer will furnish to the Forward Sellers, counsel to the Forward Sellers, the Representatives and counsel for the Underwriters, without charge, copies (which may be electronic copies) of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by a Forward Seller, Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Forward Sellers and the Representatives may reasonably request. The Issuer will pay the expenses of printing, if any, or other production of all documents relating to the offering;

(f)

The Issuer will use its commercially reasonable efforts to arrange, if necessary, for the qualification of the Securities for sale under the laws of any U.S. jurisdiction that the Representatives may designate and will use its commercially reasonable efforts to maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Issuer be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, or subject it or its subsidiaries to taxation, in each case, in any jurisdiction where it is not now so subject;

(g)

The Issuer will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Issuer or any affiliate of the Issuer or any person in privity with the Issuer or any affiliate of the Issuer), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 30 days after the date of this Underwriting Agreement, provided, however, that (i) the Operating Partnership may issue OP Units as consideration in the acquisition of one or more properties; (ii) the Issuer may issue shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock pursuant to any director or employee equity incentive plan of the Issuer described in the Registration Statement, the Disclosure Package and the Final Prospectus; (iii) the Issuer may file one or more registration statements on Form S-8 with respect to any director or employee equity incentive plan of the Issuer referred to in the Registration Statement, the Disclosure Package and the Final Prospectus; (iv) the Issuer may enter into and issue and deliver Common Stock pursuant to the Forward Sales Agreements; (v) the Issuer may issue and deliver Common Stock pursuant to forward sale transactions entered into prior to the date of this Underwriting Agreement under its at-the-market equity offering programs; (vi) the Issuer may file prospectus supplements (including any amendments or supplements thereto) in connection with existing contractual agreements, provided that the black-out periods indicated in such contractual agreements shall be in effect; and (vii) the Issuer may issue (x) Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock in the aggregate not to exceed 10% of the number of shares of Common Stock outstanding, on a non-diluted basis in connection with other acquisitions of real property or real property companies and (y) Common Stock upon conversion or exchange of any securities issued pursuant to (i) or (vii)(x) above or pursuant to Section 8.5 of the Operating Partnership’s amended and restated agreement of limited partnership; provided that, in the case of clauses (i), (ii) and (vii), the securities issued are subject to the terms of a lock-up or similar agreement restricting their sale or transfer consistent with the terms of Exhibit A hereto, for the remainder of the 30-day period referred to above.

(h)

Neither the Issuer nor the Operating Partnership will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities;

(i)

The Issuer will use its commercially reasonable efforts to qualify for taxation as a REIT under the Code unless the Board of Directors of the Issuer determines that it is no longer in the best interests of the Issuer to qualify as a REIT;

(j)

The Issuer and the Operating Partnership agree to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the SEC of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes, in connection with the original issuance and sale of the securities; (iv) the printing (or reproduction) and delivery of this Underwriting Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the NYSE; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification, up to an aggregate $10,000); (vii) any filings required to be made with the FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters (up to $10,000) relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Issuer representatives in connection with presentations to prospective purchasers of the Securities (except that the cost of any aircraft chartered for use in such presentations shall be split evenly between the Issuer, on the one hand, and the Underwriters, on the other hand); (ix) the fees and expenses of the Issuer’s accountants and the fees and expenses of counsel (including local and special counsel) for the Issuer; (x) the fees and expenses of any transfer agent or register for the Securities; and (xi) all other costs and expenses incident to the performance by the Issuer of its obligations hereunder.

(k)

The Issuer agrees that, unless it has or shall have obtained the prior written consent of the Forward Sellers and the Representatives, and each Underwriter, severally and not jointly, agrees with the Issuer that, unless it has or shall have obtained, as the case may be, the prior written consent of the Issuer, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Issuer with the SEC or retained by the Issuer under Rule 433 under the Securities Act; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show used in connection with the offering of the Securities.  Any such Free Writing Prospectus consented to by the Forward Sellers, the Representatives or the Issuer is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Issuer agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping; and

7.Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Initial Securities and the Option Securities, as the case may be, and the obligations of each Forward Seller to deliver and sell the Borrowed Initial Securities and the Borrowed Option Securities, as the case may be, under the terms set forth herein, shall be subject to the accuracy of the representations and warranties on the part of the Issuer and the Operating Partnership contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Issuer and the Operating Partnership made in any certificates pursuant to the provisions hereof, to the performance by the Issuer and the Operating Partnership of their respective obligations hereunder and to the following additional conditions:

(a)

The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b) under the Securities Act; any material required to be filed by the Issuer pursuant to Rule 433(d) under the Securities Act, shall have been filed with the SEC within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)

(i) The Issuer shall have requested and Goodwin Procter LLP, counsel for the Issuer, shall have furnished to the Representatives their opinion, dated the Closing Date or the applicable settlement date, as the case may be, and addressed to the Representatives, the Forward Sellers and the Forward Counterparties substantially in the form attached hereto as Exhibit B; and (ii) the Issuer shall have requested and Goodwin Procter LLP, tax counsel for the Issuer, shall have furnished to the Representatives their opinion, dated the Closing Date or the applicable settlement date, as the case may be, and addressed to the Representatives, the Forward Sellers and the Forward Counterparties, substantially in the form attached hereto as Exhibit C.

(c)

The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date or the applicable settlement date, as the case may be, and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Issuer and the Operating Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
(d)

The Issuer shall have furnished to the Forward Sellers, Forward Counterparties and the Representatives a certificate of the Issuer and the Operating Partnership, signed by the Chief Executive Officer and the principal financial or accounting officer of the Issuer, on behalf of itself and as the general partner of the Operating Partnership, dated the Closing Date or the applicable settlement date, as the case may be, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Underwriting Agreement and that:

(i)

the representations and warranties of the Issuer and the Operating Partnership in this Underwriting Agreement are true and correct on and as of the Closing Date or the applicable settlement date, as the case may be, (except those related to a specific date) with the same effect as if made on the Closing Date, and each of the Issuer and the Operating Partnership has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or the applicable settlement date, as the case may be;

(ii)

no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Issuer or the Operating Partnership, threatened; and

(iii)

since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(e)

The Issuer shall have requested and PricewaterhouseCoopers LLP shall have furnished to the Forward Sellers, the Forward Counterparties and the Representatives, at the Execution Time and at the Closing Date, or the applicable settlement date, as the case may be, letters (which may refer to letters previously delivered to the Forward Sellers, the Forward Counterparties or one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, or the applicable settlement date, as the case may be, in form and substance satisfactory to the Forward Sellers, the Forward Counterparties and the Representatives, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the respective applicable rules and regulations adopted by the SEC thereunder and containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Final Prospectus. References to the Final Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

(f)

Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 7 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Issuer and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(g)

Prior to the Closing Date and any settlement date, the Issuer shall have furnished to the Representatives, certificates of the Chief Financial Officer of the Issuer, substantially in the form of Exhibit D hereto.

(h)

Prior to the Closing Date and any settlement date, the Issuer shall have furnished to the Forward Sellers and the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(i)

The Securities shall have been listed and admitted and authorized for trading on the NYSE, subject to official notice of issuance, and satisfactory evidence of such actions shall have been provided to the Representatives.

(j)

If required, FINRA, upon review of the terms of the public offering of the Securities, shall not have objected to such offering, such terms or the participation of the Underwriters, the Forward Sellers and the Forward Counterparties in the same.

(k)

At or prior to the Execution Time, the Issuer shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each executive officer and director of the Issuer set forth in Exhibit A addressed to the Representatives.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Underwriting Agreement shall not be reasonably satisfactory in form and substance to the Forward Sellers and the Representatives and counsel for the Forward Sellers and the Underwriters, this Underwriting Agreement and all obligations of the Forward Sellers and the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.

8.Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Issuer or the Operating Partnership to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Issuer will reimburse the Underwriters severally through the Representatives on demand for all reasonable and documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

9.Indemnification and Contribution.

(a)

The Issuer and the Operating Partnership jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act and the Forward Sellers and the Forward Counterparties and each person, if any, who controls any Forward Seller or Forward Counterparty within the meaning of either Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that none of the Issuer or the Operating Partnership will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of any Forward Seller, any Forward Counterparty or any Underwriter through the Representatives specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Issuer or the Operating Partnership may otherwise have.

(b)

Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless (i) the Issuer, the Operating Partnership, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Issuer or the Operating Partnership within the meaning of either the Securities Act or the Exchange Act and (ii) each Forward Seller and Forward Counterparty and each person who controls any Forward Seller or any Forward Counterparty within the meaning of either the Securities Act or the Exchange Act, if any, to the same extent as the foregoing indemnity set forth in paragraph (a) above, but only with reference to written information relating to such Underwriter furnished to the Issuer by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Issuer acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting,” (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sixth paragraph related to the offering price and discounts, (iv) the ninth, tenth and eleventh paragraphs related to stabilization, syndicate covering transactions and penalty bids and (v) the twelfth paragraph related to electronic delivery in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus and that no information has been furnished by the Forward Sellers or the Forward Counterparties for such inclusion.

(c)

Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. Notwithstanding the foregoing, it is understood that the Issuer shall, in connection with any action or related actions in the same jurisdiction, bear the fees, costs and expenses of only one such separate counsel (in addition to any local counsel) for all the Underwriters, Forward Sellers and Forward Counterparties and the directors, officers, employees and agents of the Underwriters, Forward Sellers and Forward Counterparties and each person who controls any Underwriter, Forward Seller or Forward Counterparty within the meaning of either the Securities Act or the Exchange Act (collectively, the “Specified Indemnified Parties”), provided, however, the Issuer shall bear the fees, costs and expenses of more than one separate counsel (in addition to any local counsel) if the use of only one separate counsel for all the Specified Indemnified Parties would present such counsel with a conflict of interest with respect to one or more of the Specified Indemnified Parties. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties. Except as expressly provided in this Section 9, the indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment; provided, however, that if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 9(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (1) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request; (2) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (3) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include an admission of fault.

(d)

In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuer and the Operating Partnership, jointly and severally, the Forward Sellers and the Forward Counterparties, severally, and the Underwriters, severally, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”) to which the Issuer, the Operating Partnership, the Forward Sellers, the Forward Counterparties and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the parties from the offering of the Securities.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuer and the Operating Partnership, jointly and severally, the Forward Sellers, the Forward Counterparties and the Underwriters, each severally, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the parties in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the parties shall be deemed to be the same respective proportions as (1) in the case of the Issuer and the Operating Partnership, the total net proceeds from the offering (before deducting expenses) received by the Issuer (which proceeds shall include the proceeds that would be received by the Issuer pursuant to the Forward Sales Agreements, assuming Physical Settlement (as defined in the Forward Sales Agreements) of the Forward Sales Agreements on the Effective Date (as such term is defined in the Forward Sales Agreements)), (2) in the case of the Underwriters, the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover page of the Final Prospectus and (3) in the case of the Forward Sellers, the Spread (as such term is defined in the Forward Sales Agreements) retained by the Forward Counterparties under the Forward Sales Agreements, net of any costs associated therewith, as reasonably determined by the Forward Sellers, in each case as set forth in the applicable Forward Sale Agreement. Relative fault of the parties shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuer, Operating Partnership, the Forward Sellers, the Forward Counterparties or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Issuer, the Operating Partnership, the Forward Sellers, the Forward Counterparties and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 9, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act, each person, if any who controls a Forward Seller or a Forward Counterparty within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter, Forward Seller or Forward Counterparty shall have the same rights to contribution as such Underwriter, Forward Seller or Forward Counterparty, and each person who controls the Issuer or the Operating Partnership within the meaning of either the Securities Act or the Exchange Act, each officer of the Issuer who shall have signed the Registration Statement and each director of the Issuer shall have the same rights to contribution as the Issuer and the Operating Partnership, subject in each case to the applicable terms and conditions of this paragraph (d).

10.Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Underwriting Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II-A hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II-A hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Underwriting Agreement will terminate without liability to any non-defaulting Underwriter, any Forward Seller, any Forward Counterparty, the Issuer or the Operating Partnership.  In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Underwriting Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Issuer, the Operating Partnership, the Forward Sellers, the Forward Counterparties and any non-defaulting Underwriter for damages occasioned by its default hereunder.

11.Termination.  This Underwriting Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Issuer, the Forward Sellers and the Forward Counterparties prior to delivery of and payment for the Securities, if at any time prior to such payment and delivery (i) trading in the Issuer’s Common Stock shall have been suspended by the SEC or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by federal or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

12.Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Issuer or its officers or of the Operating Partnership, of each Forward Seller, each Forward Counterparty and each of the Underwriters set forth in or made pursuant to this Underwriting Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Forward Seller, any Forward Counterparty, the Issuer or the Operating Partnership or any of the officers, directors, employees, affiliates, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Underwriting Agreement.

13.Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to (i) the Underwriters, will be mailed, delivered or telefaxed to RBC Capital Markets, LLC at 200 Vesey Street, 8th Floor, New York, New York 10281, Fax: (212) 428-6260, Attn: Equity Syndicate, and to BMO Capital Markets Corp. at 3 Times Square, New York, New York 10036, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York, 10001, Attn: David J. Goldschmidt; (ii) the Forward Sellers or Forward Counterparties, will be mailed, delivered or telefaxed to Royal Bank of Canada at Brookfield Place, 200 Vesey Street, New York, New York 10281, Attention: ECM, Email: RBCECMCorporateEquityLinkedDocumentation@rbc.com and BMO Capital Markets Corp., Equity-Linked Capital Markets, 3 Times Square 25th Floor, New York, New York 10036, Attn: Brian Riley, Telephone: 212-605-1414, Facsimile: 212-885-4165 or (iii) the Issuer or the Operating Partnership, will be mailed to Easterly Government Properties, Inc., 2001 K Street NW, Suite 775 North, Washington, D.C. 20006 or telefaxed to (617) 581-1440, Attention: William C. Trimble, III, with a copy to Goodwin Procter LLP: 100 Northern Avenue, Boston, MA 02210, Attention: Mark S. Opper (facsimile (617) 523-1231).

14.Successors.  This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

15.No Fiduciary Duty. Each of the Issuer and the Operating Partnership hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Underwriting Agreement and the Forward Sales Agreements is an arm’s-length commercial transaction between the Issuer, on the one hand, and the Forward Sellers, the Forward Counterparties and the Underwriters and any affiliate through which it may be acting, on the other, (b) each of the Underwriters, the Forward Sellers and the Forward Counterparties are acting as principal and not as an agent or fiduciary of the Issuer or the Operating Partnership and (c) the engagement of the Underwriters, the Forward Sellers and the Forward Counterparties by the Issuer, in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Issuer and the Operating Partnership agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters, the Forward Sellers or the Forward Counterparties has advised or is currently advising the Issuer or the Operating Partnership on related or other matters).  The Issuer and the Operating Partnership agree that they will not claim that the Underwriters, the Forward Sellers or the Forward Counterparties have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to them, in connection with such transaction or the process leading thereto.

16.Integration. This Underwriting Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer, the Operating Partnership, the Forward Sellers, the Forward Counterparties and the Underwriters, or any of them, with respect to the subject matter hereof.

17.Applicable Law.  This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18.Waiver of Jury Trial.  THE ISSUER, THE OPERATING PARTNERSHIP, THE UNDERWRITERS, THE FORWARD SELLERS AND THE FORWARD COUNTERPARTIES EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS UNDERWRITING AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

19.Counterparts.  This Underwriting Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

20.Issuance and Sale by the Issuer.

(a)

In the event that a Forward Counterparty elects not to borrow Securities, pursuant to Section 3(c) or Section 3(d) hereof, or the Forward Counterparty is unable to borrow and cause the applicable Forward Seller to deliver for sale under this Underwriting Agreement a number of shares of Common Stock equal to the number of Borrowed Initial Securities to be purchased by the Underwriters at the Closing Date from such Forward Seller hereunder (or Borrowed Option Securities to be purchased by the Underwriters at the settlement date for the Borrowed Option Securities from such Forward Seller hereunder), or such Forward Counterparty determines in good faith, in its commercially reasonable judgment, that the Forward Counterparty would incur a stock loan fee, excluding, for the avoidance of doubt, the applicable variable rate component payable by the relevant stock lender to such

Forward Counterparty (such stock loan fee, a “Stock Loan Fee”), of more than a rate equal to 200 basis points per annum to do so, then, upon notice by the Forward Seller to the Issuer (which notice shall be delivered no later than 5:00 p.m., New York City time, on the Business Day immediately preceding the Closing Date or settlement date for the Option Securities, as applicable), the Issuer shall issue and sell to the Underwriters, pursuant to Section 3(a) or Section 3 (b) hereof, as applicable, in whole but not in part, an aggregate number of shares of Common Stock equal to the number of Borrowed Initial Securities or Borrowed Option Securities, as applicable, deliverable by such Forward Seller hereunder that such Forward Seller does not so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Issuer, the Issuer or the Representatives shall have the right to postpone the Closing Date or settlement date for the Option Securities, as applicable, for one Business Day in order to effect any required changes in any documents or arrangements. Any shares of Common Stock sold by the Issuer to the Underwriters pursuant to this Section 20(a) in lieu of any Borrowed Initial Securities are referred to herein as the “Issuer Top-Up Initial Securities” and any shares of Common Stock sold by the Issuer to the Underwriters pursuant to this Section 20(a) in lieu of any Borrowed Option Securities are referred to herein as the “Issuer Top-Up Option Securities.”

(b)

A Forward Counterparty and the applicable Forward Seller shall not have any liability whatsoever for any Borrowed Securities that such Forward Seller does not deliver and sell to the Underwriters or any other party if (i) all of the Conditions or Option Conditions, as applicable, with respect to such Forward Counterparty and such Forward Seller are not satisfied on or prior to the Closing Date or settlement date for the Option Securities, as applicable, and the Forward Seller elects pursuant to Section 3(c) or Section 3(d) hereof not to deliver and sell to the Underwriters the Borrowed Securities deliverable by the Forward Seller hereunder, (ii) such Forward Counterparty is unable to borrow and cause such Forward Seller to deliver for sale under this Underwriting Agreement at the Closing Date or settlement date for the Option Securities a number of shares of Common Stock equal to the number of Borrowed Initial Securities or Borrowed Option Securities, as applicable, deliverable by such Forward Seller hereunder or (iii) the Forward Counterparty determines in good faith, in its commercially reasonable judgment, that such Forward Counterparty would incur a Stock Loan Fee of more than a rate equal to 200 basis points per annum to do so (it being understood that the foregoing exclusion of liability shall not apply in the case of fraud and/or any intentional misconduct).

21.Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

22.Recognition of the U.S. Special Resolution Regimes.

(i)

In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Underwriting Agreement, and any interest and obligation in or under this Underwriting Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Underwriting Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii)

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Underwriting Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Underwriting Agreement were governed by the laws of the United States or a state of the United States.

(iii)	As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this Underwriting Agreement and your acceptance shall represent a binding agreement among the Issuer, the Operating Partnership, the several Underwriters, the Forward Sellers and the Forward Counterparties.

Very truly yours,

Easterly Government Properties, Inc.

By:	/s/ Meghan G. Baivier
Name:	Meghan G. Baivier
Title:	Executive Vice President, Chief Financial Officer and Chief Operating Officer

Easterly Government Properties LP

By: Easterly Government Properties, Inc.

By:	/s/ Meghan G. Baivier
Name:	Meghan G. Baivier
Title:	Executive Vice President, Chief Financial Officer and Chief Operating Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

RBC Capital Markets, LLC as Underwriter

By:	/s/ Ivana Rupcic-Hulin
Name:	Ivana Rupcic-Hulin
Title:	Managing Director

BMO Capital Markets Corp.

By:	/s/ Matthew Coley
Name:	Matthew Coley
Title:	Manager, Derivatives Operations

For themselves and the other several Underwriters named in Schedule II-A to the foregoing Underwriting Agreement.

RBC Capital Markets, LLC as agent for Royal Bank of Canada, acting in its capacity as Forward Counterparty

By:	/s/ Brian Ward
Name:	Brian Ward
Title:	Managing Director

RBC Capital Markets, LLC as agent for Royal Bank of Canada, acting in its capacity as Forward Purchaser

By:	/s/ Ivana Rupcic-Hulin
Name:	Ivana Rupcic-Hulin
Title:	Managing Director

[Signature Page to Underwriting Agreement]

Bank of Montreal as Forward Counterparty

By:	/s/ Sue Henderson
Name:	Sue Henderson
Title:	Director, Derivatives Operations

BMO Capital Markets Corp. as Forward Seller

By:	/s/ Matthew Coley
Name:	Matthew Coley
Title:	Manager, Derivatives Operations

[Signature Page to Underwriting Agreement]

ANNEX A – LIST OF SIGNIFICANT SUBSIDIARIES

WI Loma Linda LLC

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriting Agreement dated August 11, 2021

Registration Statement No. 333-253480

Underwriters:	RBC Capital Markets, LLC

                        BMO Capital Markets Corp.

Title, Purchase Price and Description of Securities:

Title: Common Stock

Number of Initial Securities: 6,300,000

Number of Option Securities: 945,000

Price per Share to the Underwriters: $21.64

Closing Date, Time and Location: August 16, 2021 at 10:00 A.M. at Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York 10001, or at such other place (or remotely by facsimile or other electronic transmission) as shall be agreed upon by the parties to the Underwriting Agreement.

Date referred to in Section 6(g) after which the Issuer may offer or sell securities issued by the Issuer without the consent of the Representative(s): 30 days from the date of this Underwriting Agreement

Modification of items to be covered by the letter from PricewaterhouseCoopers LLP delivered pursuant to Section 7(e) at the Execution Time:  None

SCHEDULE II-A

Underwriters	Number of Initial Securities to be Purchased	Number of Option Securities to be Purchased
RBC Capital Markets, LLC	3,150,000	472,500
BMO Capital Markets Corp.	3,150,000	472,500
Total	6,300,000	945,000

SCHEDULE II-B

Forward Sellers	Number of Borrowed Initial Securities to be Sold	Maximum Number of Option Securities to be Sold
RBC Capital Markets, LLC.	3,150,000	472,500
BMO Capital Markets Corp.	3,150,000	472,500
Total	6,300,000	945,000

SCHEDULE III

None.